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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): October 17, 2006

                        Loral Space & Communications Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                        1-14180                 87-0748324
(State or other jurisdiction            (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

            600 Third Avenue
           New York, New York                                            10016
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (212) 697-1105

      _____________________________________________________________________
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SECURITIES PURCHASE AGREEMENT

     On October 17, 2006, Loral Space & Communications Inc. ("Loral" or the
"Company") entered into a Securities Purchase Agreement (the "Purchase
Agreement") with MHR Fund Management LLC pursuant to which MHR Fund Management
LLC and/or its affiliates ("MHR") would purchase from the Company
$300,000,098 of two newly created series of convertible perpetual preferred stock of the Company. The Company plans to use the proceeds from this financing, together with its existing resources, to pursue both internal and external growth opportunities in the satellite communications industry, including strategic transactions or alliances.

     MHR currently owns, in the aggregate, approximately 36% of the outstanding common stock of the Company, par value $.01 per share (the "Common Stock") and three of MHR's employees or officers are directors of Loral's eight-member Board of Directors (the "Loral Board"), one of whom, who is MHR's President, serves as the non-executive chairman of the Loral Board. MHR also owns approximately 38.3% of the Series A 12% Non-Convertible Preferred Stock (the
"Skynet Preferred Stock") and 44.6% of the 14% Senior Secured PIK Notes (the
"Skynet Secured Notes") of Loral Skynet Corporation ("Skynet"), one of Loral's principal wholly-owned subsidiaries.

     A Special Committee of the Loral Board, composed of independent directors, actively negotiated the terms of the proposed transaction (the
"Transaction") with the advice of its legal and financial advisors, and the Transaction was unanimously approved by the disinterested members of the Loral
Board with the unanimous affirmative recommendation of the Special Committee.

     Pursuant to the Purchase Agreement, MHR will purchase 136,526 shares of Series A Cumulative 7.50% Convertible Perpetual Preferred Stock (the "Series A
Preferred Stock") and 858,486 shares of Series B Cumulative 7.50% Convertible
Perpetual Preferred Stock (the "Series B Preferred Stock" and, together with the
Series A Preferred Stock, the "Preferred Stock") for an aggregate purchase price of $300,000,098. Each share of the Series A Preferred Stock will be convertible, at the option of the holder, into ten shares of Common Stock at an initial conversion price of $30.1504 per share of Common Stock. Prior to the Majority
Ownership Date (as defined below), each share of the Series B Preferred Stock will be convertible, at the option of the holder, into ten shares of Class B
Common Stock, par value $.01, of Loral (the "Class B Common Stock"), at an initial conversion price of $30.1504 per share of Common Stock, which is not currently authorized but will be proposed as a charter amendment to Loral's stockholders at Loral's next annual meeting of stockholders expected in the second quarter of 2007. After the Majority Ownership Date, each share of Series
B Preferred Stock will be convertible, at the option of the holder, into shares of Common Stock.

     Loral has agreed in the Purchase Agreement to make a proposal to its stockholders at its 2007 annual shareholder meeting to amend its Restated
Certificate of Incorporation to authorize the Class B Common Stock and also to eliminate its prohibition on the creation of non-voting stock. If the amendment to eliminate the prohibition on non-voting stock is approved by Loral's


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stockholders, the Class B Common Stock will be non-voting. Otherwise, the Class
B Common Stock will have nominal voting rights of 1/10,000 of a share, as does each share of Preferred Stock. In addition, the Loral Board has approved for submission to stockholders at the next annual stockholder meeting, and, in the Purchase Agreement MHR has agreed to vote in favor of, a proposal to increase the number of authorized shares of Common Stock of the Company to 60 million.

     The terms of both series of Preferred Stock are designed so that, prior to the Majority Ownership Date, any shares of Common Stock issuable in the aggregate to MHR upon conversion of the Preferred Stock, when taken together with MHR's holdings of Common Stock at such time, will not represent more than 39.999% of the aggregate voting power of the securities of Loral. The "Majority
Ownership Date" means the earlier of the date that (i) MHR's beneficial ownership of Common Stock, not including any of the Common Stock issuable upon the conversion of the Preferred Stock, represents more than 50% of the Common
Stock of Loral, or (ii) a third party has acquired a majority of Loral's Common
Stock on a fully diluted basis other than pursuant to certain prohibited transfers of the Series A Preferred Stock from MHR. After the Majority Ownership
Date, this restriction will no longer apply, and all shares of Preferred Stock will be convertible into Common Stock.

     Holders of the Preferred Stock will be entitled to PIK (payment in kind) dividends through January 2011 (assuming the transaction closes by December
2006). Thereafter, if the Company satisfies certain financial requirements, the dividend will be payable in cash or in kind at the Company's option. The Company will be able to cause the Preferred Stock to be converted into Common Stock after 5.5 years if the Common Stock is trading above certain volume thresholds and above 125 percent of the conversion price for twenty trading days in a 30 trading day period.

     Following the consummation of the Transaction, MHR will have the right to nominate one new member to the Loral Board so that following the election of that nominee, MHR's employees, officers or other representatives will hold four of the nine seats on the Loral Board. If Loral fails to make three dividend payments when required under the terms of the Preferred Stock, the holders of the Preferred Stock will have the right to elect two additional directors, but such additional directors must not be officers or employees of MHR if their appointment would result in MHR employees, officers or other representatives constituting a majority of the Loral Board. If the additional directors would cause a majority of the Board to be appointed by the holders of the Preferred
Stock, then these additional directors will be appointed when they are reasonably acceptable to Loral.

     The transaction is subject to customary closing conditions, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, but is not subject to stockholder approval other than with respect to approval of the amendment to Loral's Restated Certificate of Incorporation to authorize the Class B Common Stock as discussed above.


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REGISTRATION RIGHTS AGREEMENT

     In connection with, and upon closing of the Transaction, the Company and Loral Skynet will enter into an Amended and Restated Registration Rights
Agreement with MHR (the "Amended Registration Rights Agreement"). The Amended
Registration Rights Agreement will provide that the shares of Series A Preferred
Stock and Series B Preferred Stock acquired by MHR in the Transaction, as well as the shares of Common Stock and Class B Common Stock into which such shares are convertible, as the case may be, will be registrable securities and entitled to registration rights under the Amended and Registration Rights Agreement. The
Amended Registration Rights Agreement will also provide that the Company's obligation to file a shelf registration statement covering resales to the public of shares of Series A Preferred Stock, Series B Preferred Stock and Class B
Common Stock, and of shares of Common Stock issued upon the conversion or exchange of any of the foregoing, held from time to time by MHR, will be deferred until seven days (subject to extension in certain events) after a request from the selling stockholders or a Loral Board resolution that such filing be made. In addition, the Amended Registration Rights Agreement will replace the nine-month period that the Company was required to refrain from initiating a proposal to register or otherwise conducting an underwritten offering of equity securities for its own account following the effectiveness of the MHR shelf registration statement with a period ending on March 1, 2007, subject to extension, in the event the MHR shelf registration statement is filed during the period, by the number days that elapse between such filing and the effectiveness of the registration statement.

     This description of the Purchase Agreement, the Series A Preferred Stock, the Series B Preferred Stock and the Amended and Restated Registration Rights
Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the forms of Series A
Preferred Stock Certificate of Designation, Series B Preferred Stock Certificate of Designation and Amended and Restated Registration Rights Agreement attached to this report as Exhibit 10.1.

3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

SERIES A PREFERRED STOCK

     The information set forth under Item 1.01 of this Current Report on Form
8-K is incorporated herein by reference. In accordance with the Purchase
Agreement, the Company will, on the closing date of the Transaction, issue to MHR 136,526 shares of Series A Preferred Stock. The shares of Series A Preferred
Stock carry nominal voting rights of 1/10,000 of a share and will be convertible into voting Common Stock.

     All of the shares of Series A Preferred Stock will be issued pursuant to the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the Transaction did not involve any public offering and MHR had access to the kind of information that registration requirements would provide. The shares of Series A Preferred Stock will be issued with restricted securities legends and may not be subsequently offered or sold by MHR in the United States absent registration or an applicable exemption from the registration requirements.


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SERIES B PREFERRED STOCK

     The information set forth under Item 1.01 of this Current Report on Form
8-K is incorporated herein by reference. In accordance with the Purchase
Agreement, the Company will, on the closing date of the Transaction, issue to MHR 858,486 shares of Series B Preferred Stock. The shares of Series B Preferred
Stock carry nominal voting rights of 1/10,000 of a share. The Series B Preferred
Stock will be convertible into shares of non-voting Class B Common Stock, but only upon the adoption by the Company's stockholders, following the closing, of an amendment to the Company's Restated Certificate of Incorporation creating the Class B common stock and eliminating the non-voting stock prohibition contained therein. The shares of Series B Preferred Stock and Class B Common Stock will continue to have nominal or no voting rights and will not be convertible into voting common stock until the Majority Ownership Date.

     All of the shares of Series B Preferred Stock will be issued pursuant to the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act,, on the basis that the Transaction did not involve any public offering and MHR had access to the kind of information that registration requirements would provide. The shares of Series B Preferred
Stock will be issued with restricted securities legends and may not be subsequently offered or sold by MHR in the United States absent registration or an applicable exemption from the registration requirements.

3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     The information set forth under Item 1.01 of this Current Report on Form
8-K is incorporated herein by reference. The terms of the principal modifications to be effectuated by the Amended and Restated Registration Rights
Agreement are described under Item 1.01 above.

9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS:

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
Exhibit No.   Description
-----------   -----------
10.1          Securities Purchase Agreement by and between Loral Space &
              Communications Inc. and MHR Fund Management LLC, dated October
              17, 2006


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Loral Space & Communications Inc.


October 19, 2006                        By: /s/ Avi Katz
                                            ------------------------------------
                                        Name: Avi Katz
                                        Title: Vice President, General Counsel
                                               and Secretary


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